Cary, NC
Contact:  Shawn Poe, CFO   919-677-4019

Ply Gem Reports Third Quarter 2011 Results

November 10, 2011 - Ply Gem Holdings, Inc. (“Ply Gem” or the “Company”), a leading manufacturer of residential exterior building products in North America, today announced financial results for the third quarter and first nine months of 2011.  Our highlights included:

•
Net sales for the third quarter of $297.9 million were 10.5% higher than the prior year third quarter.  Net sales for the first nine months of 2011 were $792.5 million, higher than the prior year by $17.1 million, or 2.2%.

•
Third quarter operating earnings were $25.1 million compared to $24.6 million for the third quarter of 2010.  Excluding $9.3 million of buyback expense associated with a significant new customer win, our operating earnings for the first nine months of 2011 were $45.9 million compared to $51.2 million for the first nine months of 2010.

•
Adjusted EBITDA was $39.4 million for the third quarter of 2011 compared to Adjusted EBITDA of $40.2 million for the third quarter of 2010.  Adjusted EBITDA was $88.6 million for the first nine months of 2011 compared to Adjusted EBITDA of $98.6 million for the first nine months of 2010.

Gary E. Robinette, President and CEO, said “Market conditions for the U.S. home building and remodeling industry have remained challenging throughout 2011.  As such, Ply Gem continues to focus on gaining profitable market share while maintaining tight control over operating expenses and maximizing cash flow.  Despite single family housing starts being down 12.7% in the first nine months of 2011 as compared to the prior year, Ply Gem’s sales increased 2.2%, reflecting new customer wins and further demonstrating our ability to gain profitable market share.”

Mr. Robinette continued, “Housing demand and remodeling spend remains weak due to the struggling economy and high unemployment.  Though these conditions persist, Ply Gem will continue to strive to outperform the marketplace in all business units, which will ensure that Ply Gem emerges stronger as the housing market recovers.”

Ply Gem, headquartered in Cary, N.C., is a leading manufacturer of residential exterior building products in North America. Ply Gem produces a comprehensive product line of vinyl siding, designer accents and skirting, vinyl fencing and vinyl and composite railing, stone veneer and vinyl windows and doors used in both new construction and home repair and remodeling in the United States and Western Canada.  Ply Gem siding brands include Mastic Home Exteriors®, Variform®, NAPCO®, Ply Gem® Stone, Kroy®, Cellwood®, Georgia Pacific, DuraBuilt®, Richwood®, Leaf Relief®, Gutter Warrior™ and Monticello® Columns. Ply Gem also manufactures vinyl and aluminum soffit and siding accessories, aluminum trim coil, wood windows, aluminum windows, vinyl and aluminum-clad windows and steel and fiberglass doors. Ply Gem windows and patio door brands include Ply Gem® Windows, Mastic® Replacement Windows, Ply Gem® Canada and Great Lakes® Window. The Company’s brands are sold through short-line and two-step distributors, pro dealers, home improvement dealers and big box retailers. Ply Gem employs more than 4,200 people across North America. Visit www.plygem.com for more information.

Ply Gem management will host a conference call on November 11, 2011 at 10:00 a.m. EST to report third quarter results.  To participate please call 866-713-8565 and use call confirmation number 62477453.

Note: As used herein, the term “Ply Gem” or the ”Company” refers to Ply Gem Holdings, Inc. and all its subsidiaries, including Ply Gem Industries, Inc., unless the context indicates otherwise.  This term is used for convenience only and is not intended as a precise description of any of the separate corporations.

This document and oral statements made from time to time by our representatives may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the Company’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth, product liability claims and other factors discussed in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, including the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q.  The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.  For further information, please refer to the reports and filings of the Company with the Securities and Exchange Commission.
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PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the three months ended
(Amounts in thousands)	October 1, 2011	October 2, 2010

Net sales	$297,889	$269,545
Cost of products sold	232,067	206,902
Gross profit	65,822	62,643
Operating expenses:
Selling, general and administrative expenses	34,086	31,265
Amortization of intangible assets	6,667	6,792
Total operating expenses	40,753	38,057
Operating earnings	25,069	24,586
Foreign currency gain	115	104
Interest expense	(25,194)	(29,771)
Interest income	18	19
Income (loss) before provision for income taxes	8	(5,062)
Provision for income taxes	466	1,332
Net loss	$(458)	$(6,394)

	For the nine months ended
(Amounts in thousands)	October 1, 2011	October 2, 2010

Net sales	$792,487	$775,410
Cost of products sold	631,854	605,295
Gross profit	160,633	170,115
Operating expenses:
Selling, general and administrative expenses	104,013	98,570
Amortization of intangible assets	20,020	20,377
Total operating expenses	124,033	118,947
Operating earnings	36,600	51,168
Foreign currency gain	466	330
Interest expense	(76,593)	(93,985)
Interest income	82	127
Gain (loss) on modification or extinguishment of debt	(27,863)	98,187
Income (loss) before provision for income taxes	(67,308)	55,827
Provision for income taxes	1,979	8,528
Net income (loss)	$(69,287)	$47,299

The accompanying notes are an integral part of these unaudited condensed consolidated statements of operations.

1.           The accompanying unaudited condensed consolidated statements of operations of Ply Gem Holdings, Inc. (the “Company”) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The selected balance sheet data for the periods presented in Note 4 has been derived from the December 31, 2010 audited consolidated financial statements of the Company and the unaudited condensed consolidated financial statements of the Company as of October 1, 2011, and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

The Company’s fiscal quarters are based on periods ending on the last Saturday of the last week in the quarter.  Therefore the financial results of certain fiscal quarters will not be exactly comparable to the prior and subsequent fiscal quarters.

2.            We define adjusted EBITDA as net income (loss) plus interest expense (net of interest income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency gain/(loss), customer inventory buybacks, restructuring and integration costs, and gain/(loss) on modification or extinguishment of debt.  Other companies may define adjusted EBITDA differently and, as a result, our measure of adjusted EBITDA may not be directly comparable to adjusted EBITDA of other companies.  Management believes that the presentation of adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.  The Company has included adjusted EBITDA because it is a key financial measure used by management to (i) assess the Company's ability to service its debt and/or incur debt and meet the Company's capital expenditure requirements; (ii) internally measure the Company's operating performance; and (iii) determine the Company's incentive compensation programs.  In addition, the Company's Senior Secured asset-based revolving credit facility has certain covenants that apply ratios utilizing this measure of adjusted EBITDA.  Although we use adjusted EBITDA as a financial measure to assess the performance of our business, the use of adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business.   Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a performance measure. You are cautioned not to place undue reliance on adjusted EBITDA.

	Ply Gem Holdings, Inc.
	(Amounts in thousands)
	For the three months ended
	October 1, 2011	October 2, 2010
Net loss	$(458)	$(6,394)
Interest expense, net	25,176	29,752
Provision for income taxes	466	1,332
Depreciation and amortization	13,471	15,133
Non cash gain on currency transaction	(115)	(104)
Customer inventory buyback	314	117
Restructuring/integration expense	547	405
Adjusted EBITDA	$39,401	$40,241

	Ply Gem Holdings, Inc.
	(Amounts in thousands)
	For the nine months ended
	October 1, 2011	October 2, 2010
Net income (loss)	$(69,287)	$47,299
Interest expense, net	76,511	93,858
Provision for income taxes	1,979	8,528
Depreciation and amortization	40,554	46,298
Non cash gain on currency transaction	(466)	(330)
(Gain) loss on modification or extinguishment of debt	27,863	(98,187)
Customer inventory buyback	9,977	493
Restructuring/integration expense	1,453	594
Adjusted EBITDA	$88,584	$98,553

3.    Long-term debt amounts in the selected balance sheets at October 1, 2011 and December 31, 2010 consisted of the following:

	October 1, 2011	December 31, 2010
	(Amounts in thousands)

Senior secured asset based revolving credit facility	$85,000	$30,000
11.75% Senior secured notes due 2013, net of
unamortized discount of $0 and $7,318	-	717,682
8.25% Senior secured notes due 2018, net of
unamortized early tender premium and
discount of $41,886 and $0	758,114	-
13.125% Senior subordinated notes due 2014, net of
unamortized discount of $2,904 and $3,519	147,096	146,481
	$990,210	$894,163

4.    The following is a summary of selected balance sheet amounts at October 1, 2011 and December 31, 2010:

	October 1, 2011	December 31, 2010
	(Amounts in thousands)

Cash and cash equivalents	$10,603	$17,498
Accounts receivable, less allowances	151,093	97,859
Inventories	116,908	98,579
Prepaid expenses and other current assets	13,191	10,633
Property and equipment, net	104,143	116,712
Intangible assets, net	126,947	146,965
Goodwill	392,559	393,433
Accounts payable	73,254	54,973
Long-term debt	990,210	894,163
Stockholder's deficit	(244,095)	(173,088)